Exhibit 10.10
                      EMPLOYMENT AGREEMENT

                             BETWEEN

                  THE PHOENIX GROUP CORPORATION

                               AND

                         GARY HUMBERSON


     THIS AGREEMENT made and entered into as of the 2nd day of May, 2002 by and between The Phoenix Group Corporation, a Delaware corporation (the "Corporation"), and Gary Humberson a resident of Texas (hereinafter referred to as "Executive").

     WHEREAS, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and intending to be legally bound hereby, do contract and agree as follows:

     1. Purpose and Employment. The Corporation's primary business (the "Corporation's Business") is owning and managing
(i) home health companies and agencies, (ii) companies that provide various ancillary healthcare services (including, but not limited to, pharmacy, durable medical supplies and equipment, wound care, rehabilitation therapies, IV therapies, respiratory therapies, and portable X-ray). The purpose of this Agreement is to define the relationship between the Corporation and Executive. The Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, all upon the terms and conditions hereinafter set forth.

     2.   Position and Scope of Duties.
          (A) At all times, Executive shall report to, discharge his duties in consultation with and be under the direct supervision and control of the Corporation's Chief Executive Officer, and shall have the title of Senior Vice-President of the Corporation.

          (B) Executive shall devote his primary business time to the business and affairs of the Corporation's subsidiary InterLink Home Health Care, Inc. excluding any periods of vacation,  sick  leave,  and disability  to  which  Executive  is entitled; and he shall fulfill his duties to the Corporation to the best of his ability. However, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic, or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions, and (iii) manage his personal finances and passive investments, so long as none of such activities (singularly or collectively) significantly interfere with the performance of the Executive's responsibilities as an employee of the Corporation in accordance with this Agreement.

          (C) During the Extended Term, Executive shall not be required to work more than thirty (30) hours per week at the sole discretion of the Executive.
     3. Term. The term of this Agreement shall be for a period of eight (8) calendar months commencing May 2, 2002 or until the Promissory Note from Americare Management, Inc. is paid in full, whichever event occurs later (such term is hereinafter referred to as the Original Term); but in any event the Term shall be extended until the Promissory Note is paid in full, unless terminated earlier by mutual agreement of the parties or by either party in accordance with Section 8 of this Agreement. Upon completion of the original eight month Term, the Agreement shall automatically be renewed for a period of sixteen (16) calendar months or four hundred eighty-seven (487) calendar (beginning January 3, 2003) (such term is hereinafter referred to as the Extended Term); provided, that the Corporation may terminate the Agreement during the Extended Term by providing ninety (90) days advance written notice to the Executive. Together the Original and Extended Terms may be referred to as the Term.

     4. Compensation During Employment. For all the services to be rendered by Executive hereunder, the Corporation shall pay to Executive a base salary, bonuses, and incentive compensation as follows:

          (A) Base Salary. Executive shall be paid an annual base salary of Two Hundred Thousand Dollars ($200,000.00) during the Original Term. The Corporation's Chief Executive Officer may increase the Executive's annual base salary effective as of any anniversary date of this Agreement in such amounts as the Chief Executive Officer deems appropriate in his sole discretion.
          (B) Extended Term Salary. Executive shall be paid a gross monthly salary of $6,250.00 per month during the Extended Term.

          (C) Stock Grant. Upon the execution of this Agreement, Executive shall receive a one-time Compensatory grant of One Million Six Hundred and Fifty Thousand (1,650,000) Common Shares of the Company, to be registered, at no cost to Executive, upon the Corporation's filing of its next registration statement with the Securities and Exchange Commission.

          (D) Executive's Incentive Compensation. Executive may be entitled to such bonuses and incentive compensation as may be determined by the Corporation's Chief Executive Officer in his sole discretion. Each such bonus or incentive compensation may be paid in cash or Shares or combination thereof as the Chief Executive Officer shall determine in his sole discretion. Such incentive compensation may also include options to purchase shares of the Corporation's Common Stock pursuant to a plan established by the Corporation's Board of Directors.

          (E) Automobile Allowance. Executive shall be entitled to an automobile allowance in the amount of $850 per month.

     5. Other Benefits. In addition to other benefits conferred under this Agreement, Executive shall have the right to participate in (on the same terms and conditions as available to other senior executives of the Corporation) all pension plans, retirement plans, deferred compensation plans, executive compensation plans, major medical, group health, disability, accidental death and group term life insurance plans, "fringe" benefit plans (including permissible sick days or leave days), and other employee benefit plans that the Corporation shall, from time to time, generally confer upon other executives of the Corporation. Corporation shall pay the insurance premium for health insurance and dental insurance for Executive and his immediate family during the Original and Extended Terms. Any expense associated with coverage for Executive's dependents may be submitted for reimbursement.

     6. Vacation, Holidays, etc. Executive shall be entitled to four (4) weeks (20 work days) vacation with pay (or such greater length of time as may be approved from time to time by the Corporation's Chief Executive Officer) during each fiscal year of the Corporation, such vacation to be taken by Executive at such times as shall be consistent with the business requirements of the Corporation. In addition, Executive shall also be entitled to such holidays as are customary in the Corporation. Unused holidays and days of vacation may not be carried over from one fiscal year to another, and additional income will not be given for vacation time or holidays not taken. Upon execution of this agreement, Executive is deemed to have thirty -five (35) days of vacation time with pay available for use and that can be carried forward and may be paid in cash as requested

     7. Expenses. Executive is expected from time to time, to incur reasonable expenses as he reasonably deems to be for the Corporation's benefit and for promoting the business of the Corporation, including expenses for entertainment, travel, and similar items. Executive shall be promptly reimbursed for all such reasonable expenses (in accordance with the policies and procedures regarding employee business-related expense from time to time established by the Corporation for its senior executive officers) upon his presenting to the Corporation a detailed itemized expense voucher therefor in accordance with applicable corporate policies.

     8.   Termination of Employment.

          (A) Termination for Cause. Notwithstanding the provisions of Section 3 hereof, the Corporation shall have the right to terminate this Agreement immediately upon giving written notice to the Executive (or Executive's personal or legal representatives, if appropriate), for any of the following reasons:
               (i)  Death of the Executive;
               (ii) Inability of the Executive, by reason of physical or mental disability ("Disability"), to continue to perform  his  duties hereunder for the remainder of the  term  of this Agreement;
               (iii) Just Cause, which is defined herein to mean: (a) Executive's gross negligence in performing his duties hereunder; (b) Executive's willful failure or refusal to perform his duties hereunder; (c) Executive's intentional wrongful act or wrongful failure to act that materially and adversely affects the business affairs of the Corporation; or (d) Executive's commission of any act of fraud, commission of any felony, material breach of any provision of this Agreement, involvement in any material conflict of interest or self dealing transaction in violation of the applicable corporate laws of the State of Delaware, or other breach of any of his quasi-fiduciary duties to the Corporation in violation of the applicable corporate laws of the State of Delaware (including, but not limited to, the duties of due care, loyalty, and fair dealing). During the Original Term, "just cause" shall be deemed to be only the events set forth in (a), (c), and (d) above as finally determined by binding arbitration, but during the Extended Term, "just cause" shall be defined in (a) through (d) above and as determined by the Corporation.
          (b) Termination Benefits. If this Agreement expires, or if during the Term the Corporation terminates this Agreement and Executive's employment hereunder as a result of any of the following, Executive will be entitled to the following termination compensation or severance benefits:
               (i) Death. If during the Term, Executive's employment is terminated by reason of death, the Corporation shall thereafter have no liability to Executive's estate hereunder, except to timely pay and provide his estate the following: (i) the portion, if any, of Executive's Base Salary for the period up to the date of death that remains unpaid; (ii) any bonuses and incentive compensation for any preceding year or for the current year that have been earned (pro-rated to the date of death), but have not been paid as of the date of death; and
(iii) all other payments and benefits that Executive is eligible to receive, but have not yet been received as of the date of death, under all benefit plans, retirement plans, expense reimbursements, and other arrangements that, by their terms, apply.
               (ii) Disability. If during the Term, Executive's employment is terminated due to Executive's Disability as defined in paragraph 8(a)(2) above, the Corporation shall, after such effective date of termination, have no liability to Executive hereunder, except to timely pay and provide the Executive the following: (i) the portion, if any, of Executive's Base Salary for the period up to the effective date of termination that remains unpaid; (ii) any bonuses and incentive compensation for any preceding year or for the current year (pro-rated to the effective date of termination) that have been earned, but have not been paid as of the effective date of termination; and (iii) all other payments and benefits that Executive is eligible to receive, but have not yet been received as of the effective date of termination, under all benefit plans, retirement plans expense reimbursements, and other arrangements that, by their terms, apply.

               (iii) Just Cause. If during the Term, Executive's employment is terminated for Just Cause as specified in Section 8(a)(3) above, the Corporation shall, after such effective date of expiration or termination, have no liability to Executive hereunder, except to timely pay and provide the Executive the following: (i) any bonuses and incentive compensation for any preceding year or for the current year (pro-rated to the effective date of termination; and (ii) all other payments and benefits that Executive is eligible to receive, but have not yet been received as of the effective date of termination, under all benefit plans, retirement plans, expense reimbursements, and other arrangements that, by their terms, apply. To the extent that any insurance coverages maintained by the Corporation for the benefit of Executive have conversion privileges into individual policies, the Executive, upon his termination of employment or within any applicable grace periods thereafter, may (at his sole cost) so convert such coverages, as well as exercise (at his sole cost) all rights of continuation prescribed by applicable law.

               (iv) Without Cause. Until the Promissory Note is paid in full, Executive cannot be terminated without cause. If during the Extended Term, Executive's employment is terminated without the Executive's written consent and without Just Cause for any reason whatsoever other than disability or death, the Corporation shall, after such effective date or expiration or termination, have no liability to Executive hereunder, except to timely pay and provide the Executive the following: (i) the same Base Salary, bonuses and incentive compensation, benefits, and other compensation that the Executive would otherwise be entitled to receive hereunder through the remaining unexpired Term hereof as though no termination or expiration had occurred; (ii) any bonuses and incentive compensation for any preceding year or for the current year that have been earned, but have not been paid as of the effective date of termination; (iii) all other payment and benefits that Executive is eligible to receive, but have not yet been received as of the effective date of termination. To the extent that any insurance coverages maintained by the Corporation for the benefit of Executive have conversion privileges into individual policies, the Executive, upon his termination of employment or within any applicable grace periods thereafter, may (at his sole cost) so convert such coverages, as well as exercise (at his sole cost) all rights of continuation prescribed by applicable law.

               (v) Termination by Executive. In the event that Executive terminates this Agreement for any reason, the Corporation shall, after such effective date of termination, have no liability to Executive hereunder, except as specified in
Section 8(b)(3) hereof, as if the Corporation had terminated the Executive for Cause.

               (vi) Severance Payment. Upon Executive's termination separation from employment with Corporation, Corporation shall pay Executive the sum of $100,000 as a severance paymentthe following amounts as a Severance Payment:
                    (aa) If Executive separates during the Original Term, then Corporation shall pay to Executive the amount of $100,000.00.
                    (bb) If Executive separates during the Extended Term, then Corporation shall pay to Execute a sum equal to the number of remaining days of the Extended Term (calculated on a daily basis of 487 total calendar days in the Extended Term) multiplied by $205.34 per calendar day remaining in the Extended Term.

               (vii)      Until the Promissory Note  is  paid  in
full, Executive shall not be required by Corporation to relocate outside of Tarrant County, Texas or perform substantial employment services outside of Tarrant County, Texas, reasonable travel excepted.

     9.   Restrictive Covenants of Executive.

          (a)  Definitions.  For the purposes of this Agreement:
               (1)   "Confidential Information"  shall  mean  any
information relating to the Corporation or to the business of the Corporation (or to any of its parents, subsidiaries or affiliates) (whether proprietary or otherwise) not generally known to the public or known by Executive otherwise than as a consequence of or through his employment with the Corporation and treated by the Corporation as being confidential, including, but not limited to, research, marketing, customer lists, databases, financing sources, methods, techniques and systems, all of which shall be deemed by the Corporation and Executive as being Confidential Information.
               (2)    "Person"   shall  mean  an  individual,   a
partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise, provided, however, that the term "Person" shall not include the Corporation.
          (b) Acknowledgements. Executive agrees and acknowledges that: (i) he will be in a position of confidence and trust with the Corporation and he will have access to Confidential Information; (ii) the nature and periods of restrictions imposed by the covenants set forth in this Section are fair, reasonable and necessary to protect and preserve for the Corporation the benefits of this Agreement and that such restrictions will not prevent Executive from earning a livelihood; (iii) the Corporation would sustain irreparable loss and damage if Executive were to breach any of such covenants; and
(iv) the covenants herein set forth are made as an inducement to and have been relied upon by the Corporation in entering this Agreement.
          (c) Confidential Information. Executive hereby covenants and agrees that Executive shall not, directly or indirectly, during the Term of this Agreement and for three (3) years after Executive's employment is terminated for whatever reason, disclose to any Person or use or otherwise exploit for Executive's own benefit or for the benefit of any other Person any Confidential Information that was disclosed to Executive or acquired by Executive while an employee of the Corporation. Upon the termination or expiration of this Agreement, Executive shall return to the Corporation all material in Executive's possession or control, which is of a confidential matter relating to the Corporation's business. These provisions shall survive the termination or expiration of this Agreement.
          (d)  Non-Competition.
               (i)   Executive hereby agrees that during the Term
and for two (2) years following the termination of the Executive's employment by the Corporation, however occurring, he will not, directly or indirectly, expressly or tacitly, for himself or on behalf of any Person, (i) act as a director, officer, manager, shareholder, partner, member, advisor, executive or consultant to any business that provides services or products which are directly competitive with the services or products being provided by or which are being produced or developed by the Corporation, or are under investigation by the Corporation at the expiration of the Term and with which Executive had contact as an employee of the Corporation, or (ii) recruit investors on behalf of an entity which engages in activities that are directly competitive with the services or products being provided or that are being produced or developed by the Corporation, or are under investigation by the Corporation at the expiration of the Term and with which Executive had contact as an employee of the Corporation.
               (ii)  Executive hereby agrees that during the Term
and for two (2) year following the termination of the Executive's employment by the Corporation, however occurring, he will not, directly or indirectly, expressly or tacitly, for himself or on behalf of any Person, solicit, suggest or direct others to solicit for hire any person employed by the Corporation at the time of termination of the Executive's employment by the Corporation.
               (iii)     Executive hereby agrees that during  the
Term and for two (2) year following the termination of the Executive's employment by the Corporation, however occurring, he will not, directly or indirectly, expressly or tacitly, for himself or on behalf of any Person, solicit, divert or attempt to appropriate, to any Person which competes with the Corporation, any Person who is or was a customer of the Corporation or an actively sought prospective customer of the Corporation with which he had contact as an employee of the Corporation during the Term.
          (e) Consent to Arbitration. Executive acknowledges that his breach of any covenant set forth in this Section 9 will result in irreparable injury to the Corporation and that the Corporation's remedies at law for such a breach are inadequate and extremely difficult to calculate or determine. Accordingly, Executive agrees and consents that upon such a breach or threatened breach by Executive of any covenant set forth herein, the Corporation shall be entitled to such remedies in law or equity as may be determined by the arbitrator for such a breach or threatened breach.
          (f) Remedies Cumulative and Concurrent. The rights and remedies of the Corporation, as provided in this Section 9 shall be cumulative and concurrent and may be pursued separately, successively or together against Executive at the sole discretion of the Corporation, and may be exercised as often as occasion therefor shall arise. The failure to exercise any right or remedy shall in no event be construed as a waiver or release thereof.
          (g) Provisions Null and Void. In the event Americare Management, Inc. is in default on the Promissory Note to Executive, the provisions contained in this Section 9 will be deemed to be null and void.

     10. Indemnity. To the fullest extent permitted by law, the Corporation shall indemnify Executive and hold him harmless for any acts or decisions made by him in good faith while performing services for the Corporation and its subsidiaries specifically including InterLink Home Health Care and its subsidiaries. In addition, to the fullest extent permitted by law, the Corporation shall pay all expenses, including attorneys' fees, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding challenging such acts of decisions and in connection with any appeal thereon including the costs of settlement. This indemnification obligation shall survive the termination of the Executive's employment hereunder.

     11.   Waiver  of Breach of Violation Not Deemed  Continuing.
The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

     12. Dispute Resolution. Other than any claims for equitable relief, all controversies, claims and disputes arising in connection with this Agreement shall be settled by arbitration, conducted in Dallas, Texas in accordance with the rules and procedures promulgated by the American Arbitration Association, before one arbitrator. The arbitrator shall be authorized to award the prevailing party its reasonable expenses of such arbitration, including attorneys' fees. The decision of the arbitrator will be final and binding on the parties. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitrator's award. In the event of any court action brought to enforce this agreement to arbitrate, the prevailing party shall be entitled to recover its reasonable expenses of such court action, including attorneys' fees.

     13. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, personally delivered or sent by certified mail, return receipt requested as follows:
To Executive:                                                  To
                                   Corporation:
Gary Humberson                                                The
                                   Phoenix Group Corporation
2825 North Highway 360                           Attn:      Chief
                                   Executive Officer
#515
                                   801  East Campbell Road, Suite
                                   345
Grand Prairie, Texas 75050                     Richardson,  Texas
                                   75081

     14. Securities Law Compliance. The Executive represents and agrees that he is acquiring any Shares he receives under this Agreement for his own account and not with the intention reselling or distributing the Shares, except as permitted under this Agreement and any applicable federal and state securities laws. The Corporation shall have the right to take any actions it may deem necessary or appropriate to ensure that the Shares granted to the Executive complies with applicable federal and state securities laws.

     15. Tax Liability. The Corporation may withhold from any payment made pursuant to this Agreement any federal, state or local taxes required to be withheld from such payment. The Executive shall make such arrangements as may be required or be satisfactory to the Corporation (in its sole discretion) for the payment of any tax withholding obligations that arise in connection with the granting of Shares under this Agreement. The Corporation shall not be required to issue any Shares under this Agreement until such obligations are satisfied.

     16.  Governing Law.  This Agreement is performable in Dallas
County, Texas  The parties hereto consent to jurisdiction.

     17. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

     18. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Corporation, or any of its officers, directors, employees, or agents, and Executive with respect to all mattes relating to the employment by the Corporation of Executive and all other matters contained herein, and this Agreement constitutes the sole and entire agreement with respect thereto. Any representation, inducement, promise or agreement, whether oral or written, between the Corporation, or any of its officers, directors, employees, or agents, and Executive which is not embodied herein shall be of no force or effect.

     19. Successors and Assignors. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Executive and their respective heirs, personal and legal representatives, successors, and assigns.

     20. Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable the remainder of this Agreement or the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable shall be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Corporation has hereunder to cause this Agreement to be executed by its duly authorized offices and seals to be hereunto affixed, and Executive has hereunto set his hand and seal, all being done in duplicate originals delivered to each party as of the day and year first above written.

Gary Humberson                                                The
                                   Phoenix Group Corporation

/s/ Gary Humberson                                     /s/ Ronald
                                   E. Lusk
____________________________________
                                   ______________________________
                                   ______
Gary Humberson                                          By Ronald
                                   E.  Lusk  in  his capacity  as
                                   Chairman of The Phoenix  Group
                                   Corporation

The  performance  of  this Agreement is guaranteed  by  Americare
Management, Inc.
Americare Management, Inc.

/s/ Ronald E. Lusk
____________________________________
By Ronald E. Lusk in his capacity as Chairman of
Americare Management, Inc.